Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 17, 2026, in Amendment No. 1 to the Registration Statement (Form F-4 No. 333-295212) and related Prospectus of Einride AB dated May 7, 2026.

/s/ Ernst & Young AB

Stockholm, Sweden

May 7, 2026